Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Tongjitang Chinese Medicines Company on Form S-8 of our report dated February 6, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the convenience translation of Renminbi amounts into United States dollar amounts), appearing in the Prospectus of Tongjitang Chinese Medicines Company dated March 15, 2007.

/s/ Deloitte Touche Tohmatsu

Hong Kong

December 12, 2007

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